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                                                                   EXHIBIT 10.41

                            MANUFACTURING AGREEMENT

     THIS AGREEMENT made and entered into as of April 30, 1997, by and between AM Cosmetics Inc., 4014 First Avenue, Brooklyn, New York 11232 ("Seller") and Carson Products Company, 64 Ross Road, Savannah, Georgia 34105 ("Buyer").

                                    RECITALS

     WHEREAS, Buyer desires to purchase from Seller cosmetics products (hereinafter defined) manufactured by Seller according to Buyer's specifications for the purpose of resale under Buyer's trade names to retail customers.

     WHEREAS, Seller is willing to manufacture and sell to Buyer the Cosmetic Products on the terms and conditions set forth herein.

     THEREFORE, The parties hereto agree as follows:

     1.  Definitions.  The following definitions shall apply for all purposes of
         -----------
this Agreement:

          (A) "Cosmetics Products" shall mean the products listed on Schedule A, attached hereto and made a part hereof.

          (B) "Manufacturing Specifications" shall mean those manufacturing specifications established by Buyer and accepted by Seller, more fully set forth in Schedule B, attached hereto and made a part hereof.

          (C) "Price or Prices for the Cosmetics Product" shall be those prices set forth in Schedule C, attached hereto and made a part hereof, as same may be amended according to the terms of this Agreement.

          (D) "Invoice Date" shall mean the day after the Cosmetics Products are manufactured and packed in master cartons.

          (E) "Proprietary Rights" shall mean all patents, copyrights and trade secrets owned by Seller that are related to the Cosmetics Products.

     2.  Term.  Unless otherwise terminated or cancelled as provided herein,
         ----
this Agreement shall be for a period of two (2) years from the date hereof.

     3.  Price and Payment Terms.
         -----------------------

          (A) The Price or Prices for the Cosmetics Products, excluding Cosmetic Products which bear the CUTEX trademark, shall be an amount equal to the cost per Cosmetics Product incurred by Seller in manufacturing the Cosmetics Product, including, but not limited to, material, labor, shipping,
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packaging, related overhead, general and administrative costs plus a profit margin of twenty-five percent (25%).

          (B) The Price or Prices referred to in 3(A) above shall not include the direct costs incurred by Seller of marketing, research and development ("Marketing and R&D Costs") including, but not limited to: (i) specifically allocated marketing staff; (ii) market research; (iii) photo shoots; (iv) brochures and print advertising; (v) displays; (vi) promotional events; (vii) laboratory formulation time; (viii) consultants and (ix) dermatological testing, all such Marketing and R&D Costs being more fully described in Schedule D, attached hereto and made a part hereof. All Marketing and R&D Costs shall not include the twenty-five percent (25%) profit margin referred to in 3(A) above and shall be paid by Buyer to Seller upon invoice and no later than July 31, 1997. In the event Seller incurs, at Buyer's request, Marketing and R&D Costs after July 31, 1997, then and in that event, Buyer agrees to pay to Seller such Marketing and R&D Costs thirty (30) days from the date of Seller's invoice.

          (C) The Price or Prices for Cosmetics Products which bear the CUTEX trademark shall be as set forth in the schedule attached hereto and made a part hereof as Schedule E.

          (B) The Price or Prices for the Cosmetics Product is based upon Buyer quantities set forth on the production schedule ("Production Schedule") attached hereto and made a part hereof as Schedule F. Seller reserves the right to adjust the Price if Buyer decreases the quantities ordered or extends the Production Schedule.

          (C) Payment terms are net thirty (30) days from Invoice Date. Buyer may take a one percent (1%) discount on any invoice the payment for which is received by Seller within ten (10) days from Invoice Date.

     4.  Manufacturing Specifications.
         ----------------------------

          (A) Seller shall manufacture the Cosmetics Products in strict accordance with Buyer's specifications, and such revisions, accepted by Seller, as may be made during the period of this Agreement. The product to be produced shall be merchantable quality.

          (B) If Buyer desires to make changes in the Manufacturing Specifications, and/or any of the material or services covered herein during the period of this Agreement, it shall be Buyer's privilege to do so, and any increase or decrease in price shall be only the mutually agreed upon increased or decreased cost of material and/or labor involved in furnishing materials or services under the revised standards and specifications, plus 25% Flat. Seller agrees to make every reasonable effort to comply with Buyer's revised standards and

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specifications.  Each revision or change is considered accepted by Seller if an exception to it is not received by Buyer within 30 days after Buyer mails it, or by the time Seller makes shipment against Buyer's purchase order for the Cosmetics Products involved, whichever occurs sooner. If no exceptions are received, Seller is responsible for adherence to the new standards or specifications. If Seller is unable to provide services in accordance with the new standards established by the Buyer at the time needed by Buyer, and at a price acceptable to both parties, Buyer shall have the option of terminating its obligations under the Agreement for the item involved. In the event Buyer shall terminate its obligations, Buyer shall pay to Seller all costs incurred by Seller for the Cosmetics Products involved, including cost of materials, labor, packaging, related overhead, general and administrative costs.

     5.  Environmental and Health Matters.
         --------------------------------

          (A) Seller warrants that all goods comply in all respects with applicable requirements of the Toxic Substances Control Act and regulations thereunder. Seller agrees to hold Buyer harmless from all damages and liability resulting from any breach of this warranty.

          (B) Seller assumes sole responsibility for taking all health and safety precautions and complying with all environmental requirements, including compliance with all applicable local, state, and federal laws and/or regulations, in processing material under this agreement. Seller agrees to indemnify and hold harmless Buyer for all losses, or damage to property or action by any regulatory agency arising out of, or in any way associated with, the installation and/or operation of any formulation, packaging or support equipment (including equipment owned by Seller, Buyer, or third parties) and/or the production, processing or handling of the material processed hereunder and the handling of raw materials used in the process, and/or the handling storage, treatment or disposal of any waste or by-product (including but not limited to air emissions and waste-water discharges) generated by the Seller in processing material hereunder, including without limitation, injuries to Seller's employees involved in these operations caused or contributed to by the negligence of those employees or other employees. Seller expressly acknowledges that it will indemnify Buyer for personal injury claims of Seller's employees where Seller is responsible to those employees for worker's compensation.

     6.  Cosmetic Product Discontinuance.  Should Buyer, by reason of product
         -------------------------------
reformulation, market changes, process change or similar reason, deem it necessary to reduce or discontinue purchases of one or more of the Cosmetics Products, Buyer shall have the right to reduce or discontinue Seller's shipments hereunder provided that any such reduction or discontinuance is in the same proportion as applied by Buyer to other suppliers, if

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any, supplying the Cosmetics Products to Buyer, and provided further, that Buyer has given Seller not less than thirty (30) days notice of such reduction or discontinuance. Provided, also that Buyer shall be responsible for reimbursing Seller for all costs and expenses including raw material, components cost, work in progress and finished goods, for such reduced or discontinued shipments.
Once Seller has received reimbursement for all such costs and expenses, then Buyer shall be entitled to receive from Seller, F.O.B. Seller's manufacturing facility, the discontinued Cosmetic Product.

     7.  Production Schedule.
         -------------------

          (A) To enable Buyer to maintain inventory control, Seller agrees that it will not manufacture or ship Cosmetics Product in the absence of the Production Schedule which Buyer is required to provide to Seller.

          (B) Seller shall hold raw materials and packaging in its warehouse prior to scheduled production for a period of time to assure quality acceptance as well as meet production needs, such period of time not to exceed sixty (60) days except on long lead-time items.

     8.  Inspection and Security.  Seller will permit Buyer's representatives
         -----------------------
access to any of Seller's facilities having to do with the fulfilling of Buyer's (facilities) requirements at any time. Should security requirements of other customers of Seller create conflict with this right, Buyer shall be so informed and compatible scheduling arranged. Seller agrees to take any reasonable security precautions requested by Buyer including, but not limited to, prohibiting visitors in the area during production runs of Buyer's Products.

     9.  Seller Independent Contractor.  Seller shall manufacture the Cosmetics
         -----------------------------
Products hereunder as an independent contractor.   Seller assumes sole
responsibility for the direction and control of its employees involved in performing the services and such employees shall for all purposes remain employees of Seller.

     10.  Confidential Information.  All proprietary experimental, technical,
          ------------------------
manufacturing and/or other information disclosed by either to the other pursuant to this Agreement or its extension(s) are considered as being highly confidential in nature. The parties agree to take all reasonable precautions to prevent disclosure to third parties. Both parties shall hold in confidence any technical or business information concerning the other each may learn, observe, or otherwise obtain. These restrictions upon disclosure shall cease to apply as to any specific portion of said information which is or becomes available to the public generally, not due to the fault of either party, or upon receipt of the written authorization to make such disclosure.

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     11.  Shipping and Packaging.
          ----------------------

          (A) Seller shall select the mode of shipment of the Cosmetics Products and the cost thereof shall be Seller's then current area destination charge.

          (B) If Buyer desires a different mode of shipment, Buyer shall advise Seller thereof, and Buyer shall pay to Seller, in addition to the Price, all costs of such requested mode of shipment in excess of Seller's then current area destination charge.

          (C) The Cosmetics Products shall be packaged according to specifications established by Seller and approved in writing by Buyer. Buyer may require Seller to modify Seller's packaging specifications during the Term of this Agreement. Any such requested modification which causes increased costs to Seller shall give Seller the right to modify the Price accordingly.

          (D) The Cosmetics Products shall be delivered F.O.B. Seller's manufacturing facility and Buyer assumes all risk of loss therefor.

     12.  Material Costs.
          --------------

          (A) If at any time during the period of this Agreement Buyer can purchase material of like quality at a price which will result in a delivered cost to Buyer that is lower than the delivered cost of the material purchased hereunder, Buyer may notify Seller of such delivered cost and Seller shall have an opportunity of pricing material hereunder on such a basis as to result in the same delivered cost to Buyer. If Seller fails to do so or cannot legally do so, Buyer may purchase from the supplier of the lower delivered cost material, and any purchase so made shall be held to apply on this Agreement, and the obligation of Buyer and Seller shall be reduced accordingly.

          (B) In the event non-availability of raw materials being obtained by Seller, causes Seller to reduce shipments to Buyer, Seller agrees to give Buyer the option to provide such raw materials to Seller at a price not to exceed market price. If Buyer provides such raw materials to Seller at such price, Seller will increase deliveries of commodity to Buyer by the amount produced with the raw materials supplied by Buyer up to the quantity specified in the Agreement.

     13.  Discounts.  On all invoices subject to discount for prompt payment,
          ---------
the discount period shall be calculated from the Invoice Date as received in Buyer's office or the date of delivery of material or performance of service ordered herein, whichever is later.

     14.  Force Majeure.  Fire, flood, strikes, lock-out, epidemic, accident,
          -------------
shortage of customarily used transportation

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equipment (or suitable substitute), or other causes beyond the reasonable control of the parties, which prevent Seller from delivering or Buyer from receiving and/or using the commodity(s) covered by this Agreement, shall operate to reduce or suspend deliveries during the period required to remove such cause. In the event of reduced deliveries by Seller under the provisions of this paragraph, Seller shall allocate its available supply of commodity component raw materials, and related manufacturing facilities among purchasers and seller's division, departments and affiliates on such basis that Buyer's percentage reduction will not be greater than the overall percentage reduction in total quantity of commodity, component raw materials, and related manufacturing facilities Seller has available for supply. Any deliveries suspended under this paragraph shall be cancelled without liability, and the Agreement quantity shall be reduced by the quantities so omitted.

     15.  Regulatory Compliance.
          ---------------------

          (A) Whether this Agreement refers to manufacturing items or to work, Seller warrants and agrees that it has complied, and will comply, with (1) Fair Labor Standards Act, as amended, and (2) Social Security and Workmen's Compensation Laws, as amended, if work is done on Buyer's premises, and (3) all other applicable laws, codes, regulations, rules and orders. Each invoice must bear the following certification: "Materials or work covered by this invoice were produced in conformity with the Fair Labor Standards Act as amended." Seller agrees to indemnify Buyer and save Buyer harmless if Seller fails to comply with the foregoing, and in the event of such failure Buyer may, in addition, cancel this Agreement.

          (B) If this Agreement relates to the purchase of any food, drug, cosmetic, or device or substance the intended use of which results or may reasonably be expected to result, directly or indirectly, in its becoming a component or otherwise affecting the characteristics of any food (including any substance intended for use in producing, manufacturing, packing, processing, preparing, treating, packaging, transporting, or holding food), Seller hereby guarantees that the article comprising each shipment or other delivery now of hereafter made by Seller to Buyer, as of the date of such shipment or delivery, is not adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, or within the meaning of applicable State laws or Municipal ordinances in which the definitions of adulteration and misbranding are substantially the same as those contained in the above Act, and not an article which may not, under the provisions of Section 404 or 505 of the Act, be introduced into interstate commerce; and that if any such article is a coal-tar color or contains coal-tar color, that said color was manufactured by Seller, and is from a batch certified in accordance with the applicable regulations promulgated under the Federal Food, Drug and Cosmetic Act, as amended, or that

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Seller has in its possession a guarantee to the same effect from the manufacturer of said color.

          (C) Seller guarantees that it will operate its facilities in compliance with voluntary requirements (if any) of the Food & Drug Administration for registration, record-keeping and other applicable requirements. If at any time during the period of this Agreement or its extension(s) approval is withdrawn by the Food & Drug Administration, Buyer may at its option, after giving Seller reasonable time to correct those deficiencies which prevent registration, terminate this agreement without obligation.

          (D) Some of the material or services covered by this Agreement is to be used on a contract with the Federal Government to which the provisions of
Section 202 of Executive Order 11246, Section 402 of The Vietnam Era Veterans Readjustment Assistance Act of 1974, and Section 503 of the Rehabilitation Act of 1973 apply, and consequently, the aforementioned sections are incorporated herein by specific reference. Regulations under the Executive Order, The Vietnam Era Veterans Readjustment Act and The Rehabilitation Act may require Seller to develop an Affirmative Action Compliance Program and file an Employee Information Report EEO-1 or other reports as prescribed.

          (E) Seller guarantees that it will operate in strict compliance with the applicable section of Good Manufacturing Practices (GMP) as detailed in Title 21, Code of Federal Regulations, part 110, current Good Manufacturing Practices in Manufacturing, Packaging or holding Human Food, and any revision to Good Manufacturing Practices that are issued in the future. Buyer may, at its option, terminate this Agreement without obligation, if Seller fails to operate in accordance with such GMPs or fails to correct said deficiencies promptly.

          (F) Seller guarantees that it will operate its facilities in compliance with requirements of the Environmental Protection Agency for registration, record-keeping and other applicable requirements. If, at any time during the period of this Agreement or its extension(s), approval is withdrawn by the Environmental Protection Agency, Buyer may, at its option, terminate this Agreement without obligation.

          (G) Seller guarantees that it will operate its facilities in compliance with all federal, state and local hazardous waste regulations including, but not limited to the Resource Conservation and Recovery Act and all Environmental Protection Agency requirements referred to in paragraph 15(F), above. Seller agrees to notify Buyer promptly of any and all spills and/or terminate this Agreement without obligation, if Seller fails to correct said deficiencies promptly.

          (H) In the event Seller shall be unable to pay its bills as they become due in the ordinary course, or if a trustee

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or receiver of any of its property shall be appointed, or if Seller shall take any assignment for the benefit of creditors, or if a petition in bankruptcy shall be filed by or against Seller, or if Seller shall liquidate its business for any reason, Buyer shall have the right to terminate this Agreement immediately without further obligation. Seller will make available for Buyer's removal any such raw materials, finished product, or other of Buyer's property then under Seller's control. Seller further agrees not to encumber such materials, finished product or other property, as through security liens or pledges, in any way. Buyer's right to remove such material shall have priority over all other claimants.

          (I) In recognition of the confidentiality obligation Seller has assumed hereunder, Seller agrees not to assign or transfer its rights and obligations hereunder without the express written consent of the Buyer. If for any reason Seller decides to sell or transfer the manufacturing operation used in fulfillment of this Agreement, it will provide Buyer with at least ninety
(90) days advance written notice of its intent to transfer or sell such operation and will extend to Buyer an option exercisable within ninety (90) days after the date of such notice to sublease the portions of the facility used in performance of this Agreement and to lease any and all equipment for the purpose of conducting the manufacturing operation by or on behalf of Buyer. It is understood that this option does not in any way limit the other rights and obligations of the parties set forth in this Agreement. Buyer reserves the right to reduce or discontinue purchases under this Agreement, or terminate this Agreement, without obligation if any company which markets products in competition with Buyer obtains whole or part corporate ownership of Seller.

          (J) Seller agrees to comply with all applicable federal, state and local environmental laws, ordinances, codes, rules, regulations, and permits and to handle all raw materials, off specification product, excess or scrap materials, waste, finished products in an environmentally safe manner so as to prevent any contamination of the structure, soil or ground water, in, on, or adjacent to the Seller's facility or plant at which Seller performs the work which is the subject of this Agreement.

          (K) Seller agrees to indemnify Buyer, its parent, affiliates, subsidiaries, successors, assigns and their respective directors, officers, shareholders and employees (indemnitees) and save and hold each of them harmless from all liabilities, losses, claims, demands, assessments, fines, costs or expenses (including, without limitation, reasonable attorneys' and consultants' fees and expenses of every kind, nature, or description) arising under Common Law or any environmental law (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, The Resource Conservation and Recovery Act, and similar

                                       8
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federal, state or local laws) resulting from, arising out of or relating to any conditions or activities at or involving any facility or plant at which Seller performs the work which is the subject of this Agreement.

     16.  Termination/Cancellation.
          ------------------------

          (A)  Seller may terminate/cancel this Agreement if:

               1.   Buyer fails to pay Seller the Price;

               2. Buyer is in default of any provision of this Agreement and such default is not cured within twenty (20) days after Seller gives written notice thereof.

          (B)  If this Agreement is terminated/cancelled, Seller may:

               1. Declare all amounts owed to Seller to be immediately due and payable;

               2. Require Buyer to pay for all raw materials, works in process and finished goods ordered and manufactured as of the date of termination; and

               3. Cease performance of all Seller's obligations without liability to Buyer.

          (C) The foregoing rights and remedies of Seller shall be cumulative and in addition to all other rights and remedies available to Seller in law and in equity.

          (D) In the event Seller breaches any of the material terms of this Agreement or its extension(s), Buyer shall have the option to terminate this Agreement without further obligation, if Buyer immediately notifies in writing Seller of the breach and allows Seller to cure said breach within twenty (20) days of such notice. If said breach is not remedied within such period, Buyer shall then have the right to terminate this Agreement immediately without further obligation to Seller. However, upon termination of this Agreement by Buyer pursuant to any of the terms and provision hereof, Buyer shall still be obligated to pay for all goods, materials, products and services ordered by Buyer and manufactured, purchased, delivered and/or performed by Seller as of the date of termination. Seller will make available for Buyer's removal any such raw materials, finished product, or other of Buyer's property then under Seller's control.

     17.  Defects.
          -------

          (A) In the event of any failure or defect in product produced hereunder resulting from Seller's failure to comply with

                                       9
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the terms of this Agreement, including but not limited to Buyer's specification,
Seller agrees (if Buyer so requests) to rework and/or scrap any defective product, or authorize Buyer to do so, and Seller shall, at Buyer's total cost (including filling, raw materials, packaging materials and freight) thereof including, to the extent undertaken by Buyer at Seller's request, the cost of inspecting, sorting, reworking and scrapping. In addition, Seller shall be responsible for claims by third parties against Buyer for loss or damage based on personal injury or destruction of property due to defects in the product due to failure to comply with specifications. Seller shall be responsible for the defense, settlement of other final disposition of such claims and agrees to hold Buyer harmless from any expenses or liability arising out of such claims.

          (B) Since Buyer's name or trademark may be identified, Buyer may at its option and expense retain counsel to assume full responsibility for the defense settlement or other final disposition of such claims and to look to Seller for contribution to such defense, settlement, or other disposition, or retain counsel to participate in the investigation and handling of such claims.

     18.  Proprietary Rights Indemnity.  Buyer acknowledges that Seller is the
          ----------------------------
owner of all Proprietary Rights related to the Cosmetics Products and agrees to make no claims thereto. By acceptance of this Agreement and in consideration thereof, Seller warrants and agrees that it will defend any suit that may arise against Buyer or any subsidiary or affiliated company thereof, for alleged infringement of any proprietary rights relating to Cosmetics Products, and that Seller will indemnify and save harmless Buyer and any subsidiary or affiliated company thereof, against any fees which may be incurred by the assertion of any proprietary rights by other persons. Buyer agrees to hold Seller harmless with respect to liability for infringement of a design patent by reason of making or furnishing to Buyer hereunder, any article or articles the ornamental appearance of which was specified by Buyer and not offered by Seller as an option. This clause shall be considered inapplicable to agreements covering basic raw materials and basis structural materials which are unpatented and unpatentable.

     19.  Entire Agreement Modification.  This Agreement represents the full,
          -----------------------------
entire and integrated agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements or understandings. This Agreement may not be modified, amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties hereto.

     20.  Survival of Representations, Warranties and Agreements. All of the
          ------------------------------------------------------
representations, warranties, covenants, promises and agreements of the parties contained in this Agreement shall

                                       10
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survive the execution, acknowledgement, sealing and delivery of this Agreement.

     21.  Assignability.  This Agreement shall not be assignable by either party
          -------------
hereto without the prior written consent of the other party hereto.

     22.  Binding Effect; Benefit.  This Agreement shall inure to the benefit of
          -----------------------
and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights, remedies, obligations or liabilities.

     23.  Arbitration.  Any disputes arising out of or relating to this
          -----------
Agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     24.  Headings.  The Section headings contained in this Agreement are for
          --------
convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     25.  Governing Law.  This Agreement shall be construed and performed in
          -------------
accordance with and governed by, the laws of the State of New York.

     26.  Invalidity of Sections.  If any provision of this Agreement is held to
          ----------------------
be invalid or unenforceable, the remaining provisions shall not be affected, but shall continue in full force and effect.

     27.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                    Carson Products Company
                                    "Buyer"

Attest:

By: /s/ S. Garrett Stonehouse     By: /s/ Joyce M. Roche
   -----------------------------     -------------------------
 Name:     S. Garrett Stonehouse  Name:   Joyce M. Roche
 Title:    Vice President         Title:  President and C.O.O.



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                                  AM Cosmetics, Inc.
                                  "Seller"
Attest:

By: /s/ J.M. Lewis                By: /s/ Dr. Leroy Keith
   -------------------------         ------------------------
 Name:     J. M. Lewis            Name:  Dr. Leroy Keith
 Title: Ass't Secretary           Title: Chairman and C.E.O.

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